Exhibit 99.2

Operating Metrics: Production Performance, Q3 2018

The table below presents the long term average production (LTA) for projects compared to actual production, including compensated curtailment:

Region	Q3 2018		Actual Results (% of LTA)	Resource Index (% of LTA) [1]
	LTA (GWh)	Production (GWh)

Eastern US	755	632	84%	87%
Western U.S.	521	498	96%	96%
Canada	368	370	101%	100%
Other	113	123	109%	10.8%
Total	1,757	1,623	92%	94%

1 Resource Index is defined as GWh that could have been produced from actual wind or solar during the period, divided by GWh that could have been produced from expected long term average resource.